LAKOTA
                         ENERGY INC.

June 4, 1999

Mr. David E. Bodie
Market Strategies
1472 Sandra Dr.
Endicott, NY 13760

Re: Contract for Investor Relations/Financial Public Relations Services

Lakota Energy, Inc. wishes to retain Market Strategies to perform Investor Relations related functions for Lakota in the United States and Canada. The term covered by this Contract shall be four (4) months beginning with May and running through August, 1999. The amount of compensation shall be $4,000.00 per month for a total of $16,000.00 over the entire term. This monthly compensation shall be inclusive of any and all expenses for telephone, faxes, postage, etc.

In addition to the above, the following Performance Compensation
Schedule is hereby made part of this Contract:

When Lakota's common stock closes at a price of $.50 or higher for five (5) consecutive trading days, Lakota will instruct the transfer agent to issue Market Strategies 50,000 restricted common shares of Lakota stock;

When Lakota's common stock closes at a price of $.75 or higher for five (5) consecutive trading days, Lakota will instruct the transfer agent to issue Market Strategies 50, 000 restricted common shares of Lakota stock;

When Lakota's common stock closes at a price of $1.00 or higher for five (5) consecutive trading days, Lakota will instruct the transfer agent to issue Market Strategies 50,000 restricted common shares of Lakota stock.

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When Lakota's common stock closes at a price of $1.25 or higher for five (5) consecutive trading days, Lakota will instruct the transfer agent to issue Market Strategies 100,000 restricted common shares of Lakota stock.

All of the above stock so issued will come with "piggyback registration rights" to be included in any Registration Statement undertaken by Lakota Energy, Inc.

Any extension of the terms of this Contract beyond August, 1999 must be negotiated and mutually agreed upon between the parties prior to any such extension.

/s/Ken Honeyman    6-4-99          /s/David E Bodie   6/5/99
Ken Honeyman       Date            David E. Bodie       Date
Lakota Energy, Inc.                Market Strategies